EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 171 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated March 11, 2011 which was filed as Exhibit (i) to Post-Effective Amendment No. 164.

/s/ David D. Barr David D. Barr, Esq.

May 27, 2011 Boston, Massachusetts